Interpace Diagnostics Announces Proposed Public Offering of Common Stock

PARSIPPANY, N.J., Jan. 24, 2019 — Interpace Diagnostics Group, Inc. (Nasdaq: IDXG)(“Interpace” or the “Company”) announced today that it intends to offer and sell shares of its common stock in a registered underwritten public offering. In addition, Interpace also intends to grant the underwriter a 30-day option to purchase additional shares of its common stock equal to 15% of the shares to be sold in the offering to cover over-allotments, if any. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

Interpace intends to use the net proceeds of the offering for working capital, capital expenditures, business development and research and development expenditures, and acquisition of new technologies and businesses.

The securities described above are being offered under the Company’s shelf registration statement on Form S-3 (No. 333-227728), including a base prospectus, previously filed with and declared effective by the U.S. Securities and Exchange Commission (SEC). The securities will be offered by means of a preliminary prospectus supplement and accompanying prospectus, forming a part of the effective registration statement. The preliminary prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the website of the SEC at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and accompanying prospectus also may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, email: placements@hcwco.com. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus in that registration statement and other documents Interpace has filed or will file with the SEC for more complete information about Interpace and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the registration statement.

About Interpace Diagnostics Group, Inc.

Interpace is a fully integrated commercial and bioinformatics company that provides clinically useful molecular diagnostic tests and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company currently has four commercialized molecular tests and one test in a clinical evaluation process (CEP); PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT™ for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX™ that differentiates lung cancer of primary vs. metastatic origin. BarreGEN® for Barrett’s Esophagus, is currently being “soft launched” with key opinion leaders as we continue to gather data on this assay that will assist us in seeking favorable reimbursement as well as important clinical information. Barrett’s Esophagus is a rapidly growing diagnosis that affects over three million people in the US and over time can progress to esophageal cancer. The Company’s data base includes data from over 50,000 patients who have been tested using the Company’s current products, including over 25,000 molecular tests for thyroid nodules. Interpace has been designated by the 2018 edition of CIO Applications as one of the top 10 companies for providing bioinformatics solutions. Interpace’s mission is to provide personalized medicine through molecular diagnostics, innovation and data to advance patient care based on rigorous science. For more information, please visit Interpace’s website at www.interpacediagnostics.com.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the offering, the Company’s history of losses, the Company’s ability to adequately finance the business, the market’s acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 23, 2018, Quarterly Reports on Form 10-Q and other SEC filings that Interpace may make with the SEC in the future. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics

Investor Relations

Joseph Green

646-653-7030

jgreen@edisongroup.com